Exhibit 99.3
HANOVER COMPRESSOR COMPANY
Proxy Solicited on Behalf of the Board of Directors
for the Annual Meeting of Stockholders to be held August 16, 2007
I hereby appoint Gordon T. Hall and Victor E. Grijalva, and each of them, with full power of substitution, as proxies to vote all the shares of common stock of Hanover Compressor Company that I am entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on August 16, 2007, and at any adjournments or postponements thereof, upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, and in their discretion upon such other matters as may properly come before the meeting.
If you execute and return this proxy card, the proxies will vote your shares in the manner specified in this proxy card. If you execute and return this proxy card but do not specify the manner in which the proxies should vote your shares, the proxies will vote your shares FOR all of the proposals described herein and FOR all the nominees for director.

(Continued and to be signed on the reverse side.)

COMMENTS:

ANNUAL MEETING OF STOCKHOLDERS OF
HANOVER COMPRESSOR COMPANY
August 16, 2007
PROXY VOTING INSTRUCTIONS
[FOR REGISTERED STOCKHOLDERS ONLY]
MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible.
or
TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
or
INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web site.
You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com until 11:59 PM Eastern Time the day before the meeting date.
Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

ANNUAL MEETING OF STOCKHOLDERS OF
HANOVER COMPRESSOR COMPANY
August 16, 2007
PROXY VOTING INSTRUCTIONS
[FOR NON-REGISTERED STOCKHOLDERS ONLY]
MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible.
or
TELEPHONE — Call toll-free1-800-454-8683 from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
or
INTERNET — Access “www.proxyvote.com” and follow the on-screen instructions. Have your proxy card available when you access the web site.
You may enter your voting instructions at 1-800-454-8683 or www.proxyvote.com until 11:59 PM Eastern Time the day before the meeting date.
Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSALS BELOW
AND “FOR” ALL THE NOMINEES FOR DIRECTOR.

1.	Adoption of the Agreement and Plan of Merger, as amended.	[FOR]	[AGAINST]	[ABSTAIN]

2.	Adoption of the Exterran Holdings, Inc. 2007 Stock Incentive Plan.	[FOR]	[AGAINST]	[ABSTAIN]

3.	Adoption of the Exterran Holdings, Inc. Employee Stock Purchase Plan.	[FOR]	[AGAINST]	[ABSTAIN]

4.	Election of Directors: Election of the following persons to serve as directors of Hanover Compressor Company until the 2008 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.
[FOR ALL NOMINEES]
[WITHHOLD AUTHORITY FOR ALL NOMINEES]
[FOR ALL EXCEPT (See instructions below)]

•	I. Jon Brumley	•	John E. Jackson
•	Ted Collins, Jr.	•	Peter H. Kamin
•	Margaret K. Dorman	•	William C. Pate
•	Robert R. Furgason	•	Stephen M. Pazuk
•	Victor E. Grijalva	•	L. Ali Sheikh
•	Gordon T. Hall

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee for whom you wish to withhold authority to vote, as shown here: •

5.	Ratification of the reappointment of PricewaterhouseCoopers LLP as Hanover Compressor Company’s independent registered public accounting firm.	[FOR]	[AGAINST]	[ABSTAIN]
If Proposal 1 is approved, the directors elected pursuant to Proposal 4 will serve only until the mergers contemplated by the Agreement and Plan of Merger, as amended, are consummated. Also, Proposals 2 and 3 relating to Exterran Holdings, Inc. are conditioned upon the approval of Proposal 1. For more information about the proposals and the annual meeting, please review the accompanying joint proxy statement/prospectus.
TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

To change the address on your account, please check the box at right and indicate your new address in the address space on the reverse side. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐
ELECTRONIC ACCESS TO FUTURE DOCUMENTS
If you would like to receive future shareholder communications over the Internet exclusively and no longer receive any material by mail, please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.

Mark here if you plan to attend the meeting.	☐

Signature of Stockholder	Date	Signature of Stockholder	Date
Note: Please sign exactly as your names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving title as such. If signer is a partnership, please sign in partnership name by authorized person.